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                                                                      Exhibit 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Trust's previously filed Registration Statements on Forms S-8 and S-3: 1988 Non-Statutory Stock Option Plan, Share Compensation Plan for Outside Trustees, 1997 Incentive Plan (File No. 333-57815), Dividend Reinvestment Plan for Shareholders (File No. 333-81763) and (File No. 333-60638).

                                                  ARTHUR ANDERSEN LLP


Philadelphia, PA
March 26, 2002